UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008

CAPTERRA FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in its charter)

Colorado	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 1200, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 893-1003

ACROSS AMERICA REAL ESTATE CORP.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to “us,” “we,” or “the Company” refer to CAPTERRA FINANCIAL GROUP, INC. and its subsidiaries.

Item 3.03 Material Modification of Rights of Security Holders.

On June 30, 2008, as permitted under Colorado corporate law, a majority of our shareholders approved a reverse split of our Common Shares. New Common Shares will be issued to shareholders in exchange for their Old Common Shares in the ratio of one New Common Share for each two Old Common Shares held, thus effecting a one-for-two reverse stock split. There will be no change in the par value of the Common Shares. Fractional shares, if any will be rounded up to the next whole number. The exercise price and shares issuable upon exercise of all outstanding options will otherwise be adjusted to account for the reverse stock split. The record date as set by the Board of Directors is July 20, 2008, with the reverse split to be effective as of the commencement of trading on July 21, 2008. We will trade under the trading symbol CPTA.OB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2008		Capterra Financial Group, Inc.
	By:	/s/ Peter Shepard

Peter Shepard Chief Executive Officer